As filed with the Securities and Exchange Commission on April 6, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

PEET’S COFFEE & TEA, INC.
(Exact name of registrant as specified in its charter)

Washington	91-0863396
(State of Incorporation)	(I.R.S. Employer Identification No.)
______________________

1400 Park Avenue
Emeryville, California 94608-3520
(510) 594-2100
(Address of principal executive offices)
______________________

2000 Equity Incentive Plan
2000 Employee Stock Purchase Plan
2000 Non-Employee Directors’ Stock Option Plan
(Full title of the plans)

Patrick J. O'Dea
President and Chief Executive Officer
PEET’S COFFEE & TEA, INC.
1400 Park Avenue
Emeryville, California 94608-3520
(510) 594-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________

Copies to:
Kenneth L. Guernsey, Esq.
Cooley Godward Kronish LLP
101 California Street, 5th floor
San Francisco, CA 94111-5800
(415) 693-2000
______________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2) (3)	Amount of Registration Fee
Common Stock (no par value)	4,515,000	$27.29	$123,214,350	$3,783
_____________________

(1)
This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Peet’s Coffee & Tea, Inc. (“Registrant” or “Company”) 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, and 2000 Non-Employee Directors’ Stock Option Plan (pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”)) set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq Global Select Market on April 4, 2007 for shares available for grant pursuant to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan (pursuant to Rule 457(c) under the Act).

(3)	See the following table for calculation of proposed maximum aggregate offering price.

The chart below details the calculations of the proposed maximum aggregate offering price:

Securities	Number of Shares	Offering Price Per Share(1)	Aggregate Offering Price

Shares of Common Stock, no par value per share, reserved for future grant under the 2000 Equity Incentive Plan	3,300,000	$27.29	$90,057,000

Shares of Common Stock, no par value per share, reserved for future grant under the 2000 Employee Stock Purchase Plan	915,000	$27.29	$24,970,350

Shares of Common Stock, no par value per share, reserved for future grant under the 2000 Non-Employee Directors’ Stock Option Plan	300,000	$27.29	$8,187,000

Total			$123,214,350
_____________________

(1)
Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq Global Select Market on April 4, 2007 for shares available for grant pursuant to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non- Employer Directors’ Stock Option Plan (pursuant to Rule 457(c) under the Act).

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1.

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement is filed for the purpose of registering additional securities of the same class as those registered under a currently effective registration statement on Form S-8, originally filed with the Securities and Exchange Commission on February 9, 2001 (File No. 333-55290) (the "Original Registration Statement"). The contents of the Original Registration Statement are incorporated herein by reference. The 4,515,000 shares of Common Stock registered hereon are to be issued under the Company's 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Director Plan.

EXHIBITS

Exhibit Number

5.1	Opinion of Cooley Godward Kronish LLP

10.5(1)	2000 Equity Incentive Plan and form of Stock Option Agreement as restated March 30, 2007

10.10(2)	2000 Amended and Restated Non-Employee Directors’ Stock Option Plan and form of Stock Option Agreement

10.11(3)	2000 Employee Stock Purchase Plan and form of Offering

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages
_____________________
(1)	Incorporated by reference to the like-numbered exhibit filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Incorporated by reference to the like-numbered exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2002.

(3)	Incorporated by reference to the like-numbered exhibit filed with the Company’s registration statement on Form S-1 (File No. 333-47976) filed on October 13, 2000, as subsequently amended.

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2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, state of California, on this 6th day of April, 2007.

Peet’s Coffee & Tea, Inc.

By:	/s/ Patrick J. O'Dea
Patrick J. O'Dea
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Patrick J. O'Dea and Thomas P. Cawley, each acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick J. O'Dea	President, Chief Executive Officer and Director	April 6, 2007
Patrick J. O’Dea	(Principal Executive Officer)

/s/ Thomas P. Cawley	Vice President, Chief Financial Officer and Secretary	April 6, 2007
Thomas P. Cawley	(Principal Financial and Accounting Officer)

/s/ Gerald Baldwin	Director	April 6, 2007
Gerald Baldwin

/s/ Hilary Billings	Director	April 6, 2007
Hilary Billings

3.

Signature	Title	Date

/s/ Gordon A. Bowker	Director	April 6, 2007
Gordon A. Bowker

/s/ David Deno	Director	April 6, 2007
David Deno

	Director	April 6, 2007
H. William Jesse, Jr.

/s/ Michael Linton	Director	April 6, 2007
Michael Linton

/s/ Jean-Michel Valette	Director	April 6, 2007
Jean-Michel Valette

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4.

EXHIBITS

Exhibit Number

5.1	Opinion of Cooley Godward LLP

10.5(1)	2000 Equity Incentive Plan and form of Stock Option Agreement as restated March 30, 2007

10.10(2)	2000 Amended and Restated Non-Employee Directors’ Stock Option Plan and form of Stock Option Agreement

10.11(3)	2000 Employee Stock Purchase Plan and form of Offering

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

(1)	Incorporated by reference to the like-numbered exhibit filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Incorporated by reference to the like-numbered exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2002.

(3)	Incorporated by reference to the like-numbered exhibit filed with the Company’s registration statement on Form S-1 (File No. 333-47976) filed on October 13, 2000, as subsequently amended.

5.